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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):        September 18, 2000

                            VERTEX INTERACTIVE, INC.
             (Exact name of registrant as specified in its charter)


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
           New Jersey                        0-15066                       22-2050350
 (State or Other Jurisdiction         (Commission File Number)      (I.R.S. Identification No.)
       of Incorporation)

23 Carol Street
PO Box 996
Clifton, New Jersey                                                           07014
---------------------------------------                                --------------------
(Address of Principal Executive Offices)                                    (Zip Code)

Registrant's telephone number, including area code:                       (973) 777-3500
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                                       N/A
      ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)





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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On September 18, 2000, Vertex Interactive, Inc. (the "Company") acquired Renaissance Software, Inc. ("Renaissance") through the merger of a new subsidiary of the Company, Rensoft Acquisition Corp., into Renaissance, with Renaissance surviving as a wholly-owned subsidiary corporation of the Company. In accordance with the Agreement and Plan of Merger dated as of September 18, 2000, the shareholders of Renaissance received .85 shares of Company Common Stock for each share of capital stock of Renaissance. The value of the transaction was approximately $55 million.

         The Company acquired all of the outstanding shares of Renaissance for approximately 3.6 million shares of Company Common Stock and assumed all outstanding Renaissance stock options and warrants in exchange for options to purchase approximately 500,000 shares of Company Common Stock.

         The Company announced the merger on September 18, 2000. The press release issued by the Company is attached as Exhibit 99.1


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         The financial statements required by this Item will be filed by an amendment no later than 60 days after the date hereof.





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         (c)      EXHIBITS

                  2.1 Agreement and Plan of Merger, dated as of September 18, 2000, by and among Vertex Interactive, Inc., Rensoft Acquisition Corp. and Renaissance Software, Inc.

                  99.1 Vertex Interactive, Inc. Press Release dated September 18, 2000.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VERTEX INTERACTIVE, INC


                                        /s/      Nicholas R.H. Toms
                                       -----------------------------------
                                       Name: Nicholas R.H. Toms
                                       Title: Chief Executive Officer


DATED:  October 2, 2000




                          STATEMENT OF DIFFERENCES
                          ------------------------

The registered trademark symbol shall be expressed as ................ 'r'
The section symbol shall be expressed as ............................. 'SS'